UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On November 6, 2018, MagneGas Applied Technology Solutions, Inc. (“Company” or “MagneGas”) issued a press release announcing that the Company is a sponsor of and will present at the upcoming The Good Capital conference, being held November 13-14, 2018 at the Millennium Gloucester Hotel in London, UK. Scott Mahoney, Chief Executive Officer of MagneGas, will be giving a corporate presentation focused on major strategic and commercial updates as part of the conference’s Sustainable Energy panel.

Event:	The Good Capital Conference
Presentation Date:	Tuesday, November 13, 2018
Presentation Time:	2:45pm GMT
Location:	Millennium Gloucester Hotel, London

Mr. Mahoney is also scheduled to meet with investors at the conference. To schedule a meeting with MagneGas management at the conference, please contact MagneGas Investor Relations at tpatel@edisongroup.com.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of MagneGas Applied Technology Solutions, Inc. dated November 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer